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STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Max Sound Corporation

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Forth" so that, as amended, said Article shall be and read as follows:

FIRST: AUTHORIZED SHARES OF THE CORPORATION: The Corporation is authorized by the consent of the Majority Shareholder and Unanimous Consent of the Board of Directors to increase the authorized shares of common stock by 800,000,000 shares of common stock, with a par value of $.00001 per share. The Corporation reserves the right to amend or repeal any provision contained in the Amended Certificate of Incorporation in the manner proscribed by the laws of Delaware.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 13th day of January, 2016 [redacted]

By: ______________________
Authorized Officer

Title: Chairman & CFO

Name: Greg Halpern
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:35 PM 01/13/2016
FILED 05:35 PM 01/13/2016
SR 20160207162 - File Number 4074118

MAX SOUND CORPORATION

______________________________

Unanimous Written Consent by the Board of Directors

The undersigned, being both the sole Directors (the “Directors”) of Max Sound Corporation, a Delaware corporation (the “Corporation”), does hereby adopt the following action by unanimous written consent in accordance with applicable provisions of the Delaware General Corporation Law (the “DGCL”):

WHEREAS, the Directors believe that an increase in the authorized number of shares of common stock in the Corporation is necessary for many reasons, including, without limitation, to enable the Corporation to issue shares associated with a capital funding, shares underlying options and warrants that it has previously issued and are currently outstanding;

NOW, THEREFORE, BE IT RESOLVED, that a proposed amendment to the Articles of Incorporation of the Corporation (the “Amendment”) increasing the number of authorized shares of common stock by 800,000,000 shares of common stock, with a par value of $.00001 per share, or from 850,000,000 million shares of common stock to 1,650,000,000 shares of common stock, and it hereby is, authorized, affirmed and approved by the Directors of the Corporation in all respects;

RESOLVED, that the execution, delivery and performance by the Corporation of all of the agreements, certificates, instruments and other documents necessary or appropriate to effectuate the Amendment (collectively, the “Amendment Documents”) be, and it hereby is, authorized, affirmed and approved in all respects;

RESOLVED, that the Corporation be, and it hereby is, authorized and directed to (i) effectuate the Amendment, (ii) execute, deliver and perform the Amendment Documents, and (iii) take such other actions, and execute, deliver and perform such other agreements, certificates, instruments and documents, as may be necessary or appropriate to effectuate the Amendment;

RESOLVED, that the omission from these resolutions of any agreement or other arrangement contemplated by any of the agreements, documents or instruments described in the foregoing resolutions or required to effectuate any of the foregoing resolutions, or any action to be taken in accordance with any requirement of any of the agreements, documents or instruments described in the foregoing resolutions, shall in no manner limit from or otherwise affect the authority of the Directors to take or authorize the taking of any and all actions necessary, desirable, advisable or appropriate to effectuate the Amendment; and

RESOLVED, that all actions previously taken by, on behalf of, or at the direction of the Directors in connection with, or in furtherance of, the Amendment be, and they hereby are, ratified and approved in all respects.

IN WITNESS WHEREOF, the undersigned has executed this Action by Written Unanimous Consent of the Directors and acknowledges and agrees that this consent shall be deemed effective as of January 13, 2016.

By: ________________________________

John Blaisure, Board Director

By: ________________________________

Greg Halpern, Board Director